Exhibit 99.1

OneSpaWorld Welcomes Susan Bonner as Chief Commercial Officer

Nassau, Bahamas, October 13, 2020—OneSpaWorld Holdings Limited (NASDAQ: OSW) (“OneSpaWorld,” or the “Company”), the pre-eminent global provider of health and wellness services and products on-board cruise ships and in destination resorts around the world, announced that effective today, October 13, 2020, Susan Bonner has commenced her employment as Chief Commercial Officer of the Company. As previously announced on September 16, 2020, in this newly created position, Ms. Bonner will be part of the executive leadership team and have global responsibility for overseeing the successful direction, planning and execution of all aspects of OneSpaWorld’s revenue and operating initiatives to further accelerate the Company’s growth plan.

Ms. Bonner has over 20 years of experience in the cruise line sector and is a seasoned executive with a proven track record and significant background in strategy, revenue management, operations management, sales, and marketing. In her most recent role as Managing Director and Vice President, APAC Region for Celebrity Cruises, a subsidiary of Royal Caribbean Group, Ms. Bonner developed strategic plans, executed operational initiatives, and established critical partnerships, among other responsibilities. Previously, she served in global leadership roles at Royal Caribbean Group and its five brands, including as Managing Director and Vice President, Australia and New Zealand and Vice President, Revenue Management and Onboard Revenue for Celebrity Cruises. Prior to her time with Royal Caribbean Group, she served with Norwegian Cruise Line, Seabourn Cruise Line and KPMG Consulting.

In connection with this appointment and as part of her compensation, Ms. Bonner will be granted (a) restricted stock units (“RSUs”) with a grant date fair value equal to $1 million that will time vest in three equal annual installments on each of the first three anniversaries of the grant date, and (b) 83,333 performance stock units (“PSUs”) that performance vest upon the achievement of certain stock price hurdles over the six-year period following the grant date, in each case, subject to Ms. Bonner’s continued employment through the applicable vesting date, provided that her equity awards will accelerate and vest (or, in certain circumstances for the performance stock units, remain eligible to vest) upon the occurrence of certain events as set forth in the award agreements. These awards were approved by OneSpaWorld’s full Board of Directors and will be granted outside of the Company’s 2019 Equity Incentive Plan as employment inducement awards in accordance with NASDAQ Listing Rule 5635(c).

About OneSpaWorld

OneSpaWorld is one of the largest health and wellness services companies in the world. OneSpaWorld’s distinguished spas offer guests a comprehensive suite of premium health, wellness, fitness and beauty services, treatments, and products, currently onboard 166 cruise ships and at 52 destination resorts around the world. OneSpaWorld holds a leading market position within the international leisure market built upon its exceptional service standards, expansive global recruitment, training and logistics platforms, and a history of service and product innovation that has enhanced its guests’ personal care experiences while vacationing for over 50 years.

On March 19, 2019, OneSpaWorld completed a series of mergers pursuant to which OSW Predecessor, comprised of direct and indirect subsidiaries of Steiner Leisure Ltd., and Haymaker Acquisition Corp. (“Haymaker”), a special purpose acquisition company, each became indirect wholly owned subsidiaries of OneSpaWorld. Haymaker is the acquirer and OSW Predecessor the predecessor, whose historical results have become the historical results of OneSpaWorld.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on our business and our results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the SEC. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Contacts:

ICR:

Investors:

Allison Malkin, 203-682-8225

allison.malkin@icrinc.com

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